UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 ____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2014

LITTELFUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL	60631
(Address of principal executive offices)	(Zip Code)

(773) 628-1000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Appointment of Certain Officers.

(c)     On January 10, 2014, Littelfuse, Inc. (the “Company”) announced the appointment of David W. Heinzmann as its Chief Operating Officer, effective January 10, 2014. Mr. Heinzmann, age 50, has served as Vice President of Global Operations since September 2007. Mr. Heinzmann began his career at the Company in 1985. He has held positions as a Manufacturing Manager, Quality Manager, Plant Manager and Product Development Manager. Mr. Heinzmann also served as Director of Global Operations of the Electronics Business Unit from early 2000 through 2003 and Vice President and General Manager, Automotive Business Unit from 2004 through August 2007.

In connection with his appointment, Mr. Heinzmann’s annual base salary increased to $400,000 and his target bonus increased to 70% of his base salary. In addition, he was granted a special, one-time award of restricted stock units under the Littelfuse, Inc. Long-Term Incentive Plan equal to $200,000 based on the closing price of the Company’s common stock on January 10, 2014. The restricted stock units vest in full on the third anniversary of the grant date, as long as Mr. Heinzmann has not previously separated from service with the Company.

Item 9.01     Financial Statements and Exhibits.

(d)     The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.     Description

99.1                 Press Release dated January 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.

/s/ Philip G. Franklin
Philip G. Franklin
Vice President, Operations Support, and Chief Financial Officer

Date:  January 10, 2014

EXHIBIT INDEX

Exhibit No.          Description

99.1                      Press Release dated January 10, 2014